                                                                     Exhibit 4.2

--------------------------------------------------------------------------------

                       Telefonos de Mexico, S.A. de C.V.,

                                    as Issuer

                                       to

                              JPMorgan Chase Bank,

                                     Trustee

                                 ---------------



                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of November 19, 2003

                                 ---------------


                                 $1,000,000,000

                           4.50% Senior Notes due 2008

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

                                  ARTICLE ONE

                                  DEFINITIONS

Section 101.      Provisions of the Original Indenture                       1

Section 102.      Definitions                                                2


                                  ARTICLE TWO

                   GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201.      Designation and Principal Amount                           4

Section 202.      Forms Generally                                            5

Section 203.      Transfers and Exchanges                                   17

Section 204.      Form of Trustee's Certificate of Authentification         20

Section 205.      Maintenance of Office or Agency                           20

Section 206.      Luxembourg Listing                                        20


                                 ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

Section 301.      Separability of Invalid Provisions                        20

Section 302.      Execution in Counterparts                                 21

Section 303.      Certain Matters                                           21
--------------------------------------------------------------------------------
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture, as supplemented by this First Supplemental Indenture.

         FIRST SUPPLEMENTAL INDENTURE, dated as of November 19, 2003, between Telefonos de Mexico, S.A. de C.V., a sociedad anonima de capital variable organized and existing under the laws of the United Mexican States ("Mexico") (herein called the "Company"), having its principal office at Parque Via 190 Colonia Cuauhtemoc, 06599, Mexico, D.F., Mexico, and JPMorgan Chase Bank, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee") to the Indenture, dated as of November 19, 2003, among the Company and the Trustee (as amended and supplemented, herein called the "Original Indenture").

                              W I T N E S S E T H :

         WHEREAS, the Original Indenture provides for the issuance from time to time thereunder, in series, of debt securities of the Company, and Section 901 of the Original Indenture provides for the establishment of the form or terms of debt securities issued thereunder through one or more supplemental indentures;

         WHEREAS, the Company desires by this First Supplemental Indenture to create a series of securities to be issuable under the Original Indenture, as supplemented by this First Supplemental Indenture, and to be known as the Company's 4.50% Senior Notes due 2008 (the "Notes"), which are to be limited in aggregate principal amount as specified in this First Supplemental Indenture and the terms and provisions of which are to be as specified in this First Supplemental Indenture;

         WHEREAS, the Company has duly authorized the execution and delivery of this First Supplemental Indenture to establish the Notes as a series of securities under the Original Indenture and to provide for, among other things, the issuance of and the form and terms of the Notes and additional covenants for purposes of the Notes and the Holders thereof; and

         WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement according to its terms have been done.

         NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof and for the purpose of setting forth, as provided in the Original Indenture, the form of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                  ARTICLE ONE

                                   Definitions

Section 101.      Provisions of the Original Indenture.

         Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Original Indenture shall remain in full force and effect. The Original Indenture, as amended and supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of Notes of any series authenticated and delivered under the Original Indenture shall be bound hereby.

Section 102.      Definitions.

          For all purposes of this First Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

               (a) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or Section, as the case may be, of this First Supplemental Indenture;

               (b) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

               (c) all terms used in this First Supplemental Indenture that are defined in the Original Indenture have the meanings assigned to them in the Original Indenture, except as otherwise provided in this First Supplemental Indenture;

               (d) The term "Securities" as defined in the Original Indenture and as used in any definition therein, shall be deemed to include or refer to, as applicable, the Notes; and

               (e) the following terms have the meanings given to them in this
          Section 102(e).

          "Agent Member Transferee" has the meaning specified in Section 203(b) hereof.

          "Agent Member Transferor" has the meaning specified in Section 203(b) hereof.

          "Applicable Procedures" means with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream for such Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of November 19, 2003, among the Company and the Initial Purchasers, as such agreement may be amended from time to time.

          "Exchange Notes" means the securities with terms substantially identical to the Original Notes (except for the differences provided for herein) issued pursuant to the Exchange Offer.

          "Exchange Offer" means an offer made pursuant to an effective registration statement under the Securities Act by the Company to exchange the Exchange Notes for the Registrable Notes as required by the Exchange and Registration Rights Agreement.

          "Exchange Offer Registration Statement" means a registration statement of the Company under the Securities Act, meeting the requirements of the Exchange and Registration Rights Agreement and registering the Exchange Notes pursuant to the Exchange Offer.

          "Global Note" means a Note that evidences all or part of the Notes and is authenticated and delivered to, and registered in the name of, the Depositary for such Notes or a nominee thereof. Global Notes shall include Restricted Global Notes, Regulation S Global Notes and Unrestricted Global Notes.

          "Initial Purchasers" means the initial purchasers of the Notes listed in Schedule I to the Purchase Agreement.

          "Original Notes" means all Notes other than Exchange Notes.

          "Owner Transferee" has the meaning specified in Section 203(b) hereof.

          "Owner Transferor" has the meaning specified in Section 203(b) hereof.

          "Permitted Holder" at any time means any Person who, at such time, is the Holder of at least $5,000,000 in aggregate principal amount of Notes.

          "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 305 of the Original Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.
         "Purchase Agreement" means the Purchase Agreement, dated November 12, 2003, by and between the Company and the Initial Purchasers.

         "Qualified Institutional Buyer" means a "qualified institutional buyer" as defined in Rule 144A.

         "Registered Notes" means the Exchange Notes and all other Notes sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act.

         "Registrable Notes" shall have the meaning assigned to it in the Exchange and Registration Rights Agreement.

         "Registration Default" means the occurrence of any of the following events:

         (i) (A) the Company has not filed the Exchange Offer Registration Statement on or before June 30, 2004, (B) if the Resale Registration Statement is required due to a change in existing Commission interpretations such that the Exchange Notes would not in general by freely transferable if delivered pursuant to the Exchange Offer, the Company has not filed the Resale Registration statement by June 30, 2004 or, if the change occurs after such date, no later than 20 days after such change, or (C) if the Resale Registration Statement is required solely to cover unsold allotments, the Company has not filed the Resale Registration Statement by June 30, 2004 or, if the request for such filing is made after such date, no later than 20 days after the request is made, or (ii) such Exchange Offer Registration Statement or Resale Registration Statement has not become effective or been declared effective by the Commission within 90 days after the date on which it is first filed with the Commission, or (iii) the Exchange Offer has not been completed within 60 days after the initial date of the Exchange Offer Registration Statement (if the Exchange Offer is then required to be made) or (iv) any Exchange Offer Registration Statement or Resale Registration Statement is filed and declared effective but shall thereafter either be withdrawn by the Company, become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement or otherwise cease to be available for resales of Registrable Notes contemplated thereby (except as specifically permitted pursuant to the Exchange and Registration Rights Agreement) without being succeeded promptly by an additional registration statement filed, declared effective and made available for such purposes in each case (i) through (iv) as required by the Exchange and Registration Rights Agreement.

         "Regulation S" means Regulation S under the Securities Act.

         "Regulation S Global Note" has the meaning specified in Section 202 hereof.

         "Resale Registration Statement" means a shelf registration statement under the Securities Act filed by the Company, if required by, and meeting the requirements of, the Exchange and Registration Rights Agreement, registering the Registrable Notes for resale.

          "Restricted Global Note" has the meaning specified in Section 202 hereof.

         "Restricted Global Transferred Amount" has the meaning specified in
Section 203(b) hereof.

          "Restricted Notes" means Notes offered and sold in their initial distribution in transactions exempt from the registration requirements of the Securities Act other than pursuant to Regulation S.

         "Restricted Period" means the period of 40 consecutive days beginning on and including the later of (i) the day on which the Original Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the day on which the closing of the offering of the Original Notes pursuant to the Purchase

Agreement occurs.

         "Restrictive Legends" has the meaning specified in Section 203(a).

         "Rule 144A" means Rule 144A under the Securities Act.

         "Rule 144" means Rule 144 under the Securities Act.

         "Unrestricted Global Note" has the meaning specified in Section 202 hereof.

                                  ARTICLE Two

                    GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201.      Designation and Principal Amount.

          There is hereby authorized and established a series of securities designated the 4.50% Senior Notes due 2008 (the "Notes"), in an aggregate principal amount of $1,000,000,000 (which amount does not include Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of such series pursuant to Sections 304, 305, 306, 906 or 1105 of the Original Indenture), which amount shall be specified in the Company Order for the authentication and delivery of Notes pursuant to Section 303 of the Original Indenture. The principal of the Notes shall be due and payable at their Stated Maturity.

         The Company may, from time to time and without the consent of the Holders, issue additional notes on terms and conditions identical to those of the Notes, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes.

         The Company may issue Exchange Notes from time to time pursuant to an Exchange Offer, in each case pursuant to a Board Resolution and subject to
Section 303 of the Original Indenture, in authorized denominations in exchange for a like principal amount of the Original Notes. Upon any such exchange of Original Notes, the Original Notes so exchanged shall be canceled in accordance with Section 308 of the Original Indenture and shall no longer be deemed Outstanding for any purpose.

         Their Stated Maturity shall be November 19, 2008 and they shall bear interest at the rate of 4.50% per annum, from November 19, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on November 19 and May 19, commencing May 19, 2004, until the principal thereof is paid or made available for payment; provided, however, that, with respect to the Registrable Notes, if a Registration Default occurs on any day, such Registrable Notes will bear additional interest as a result thereof (at an incremental rate per annum of 0.5%), as liquidated damages and not as a penalty, from such day to but not including the first day thereafter on which no Registration Default is continuing, all in accordance with the provisions of the Exchange and Registration Rights Agreement; provided, further, that any amount of interest on any Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by such Note from the date such amount is due to the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 306 of the Original Indenture. Accrued additional interest, if any, shall be paid in cash in arrears semi-annually on the Interest Payment Dates in each year, commencing on the first Interest Payment Date after the day on which the relevant Registration Default occurs.

Section 202.      Forms Generally.

         The Notes shall be in substantially the forms set forth in this Section 202, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this First Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.
          Upon their original issuance, Notes offered and sold to Qualified Institutional Buyers in accordance with Rule 144A shall be issued in the form of one or more Global Notes in definitive, fully registered form without coupons, substantially in the form set forth in this Section 202, with such applicable legends as provided herein (each, a "Restricted Global Note"). Such Restricted Global Notes shall be registered in the name of the Depositary, or its nominee, and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate amount of any Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as provided in Section 203 hereof.
         Upon their original issuance, Notes offered and sold in reliance on Regulation S shall initially be issued in the form of one or more Global Notes in definitive, fully registered form without coupons, substantially in the form set forth in this Section 202, with such applicable legends as provided herein (each, a "Regulation S Global Note"). Such Regulation S Global Notes shall be registered in the name of the Depositary, or its nominee, and deposited with the Trustee, at its Corporate Trustee Office, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as herein provided, for credit by the Depositary to the respective accounts of beneficial owners of such Notes (or to such other accounts as they may direct) at Euroclear or Clearstream. After such time as the applicable Restricted Period shall have terminated, each such Regulation S Global Note shall be referred to herein as an "Unrestricted Global Note". The aggregate principal amount of any Regulation S Global Note or any Unrestricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as provided in Section 203 hereof.

         For all purposes of this First Supplemental Indenture, the term "Restricted Notes" shall include all Notes issued upon registration or transfer of, in exchange for or in lieu of, Restricted Notes except as otherwise provided in Section 203 hereof.

         (a) Form of Face of Note.

         [INCLUDE IF NOTE IS A GLOBAL NOTE -- THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE, AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY TELEFONOS DE MEXICO, S.A. DE C.V., THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]

         [INCLUDE IF NOTE IS A GLOBAL NOTE AND THE DEPOSITARY IS THE DEPOSITORY TRUST COMPANY-- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO TELEFONOS DE MEXICO, S.A. DE C.V. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST

COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

         [INCLUDE IF NOTE IS A RESTRICTED GLOBAL NOTE (UNLESS, PURSUANT TO
SECTION 203 OF THE FIRST SUPPLEMENTAL INDENTURE, THE COMPANY DETERMINES AND CERTIFIES TO THE TRUSTEE THAT THE LEGEND MAY BE REMOVED) -- NEITHER THIS GLOBAL NOTE NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS GLOBAL NOTE OTHERWISE THAN AS SET FORTH ABOVE, TELEFONOS DE MEXICO, S.A. DE C.V. OR THE TRUSTEE MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS ABSOLUTE DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH SUCH EXEMPTION), AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

         [INCLUDE IF NOTE IS A REGULATION S GLOBAL NOTE (UNLESS, PURSUANT TO
SECTION 203 OF THE FIRST SUPPLEMENTAL INDENTURE, THE COMPANY DETERMINES AND CERTIFIES TO THE TRUSTEE THAT THE LEGEND MAY BE REMOVED) -- THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (i) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (ii) THE DATE OF ISSUANCE OF THESE NOTES.]

                        TELEFONOS DE MEXICO, S.A. DE C.V.
                           4.50% SENIOR NOTES DUE 2008

[If Restricted Global Note - CUSIP Number]
[If Regulation S Global Note - CUSIP Number / ISIN Number
____________/Common Code Number _____________]

No. __________                                                     $________

         Telefonos de Mexico, S.A. de C.V., a sociedad anonima de capital variable organized and existing under the laws of the United Mexican States ("Mexico") (herein called the "Company", which term includes any successor Person under the Indenture, as supplemented by the First Supplemental Indenture hereinafter referred to), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of ______________ Dollars [if the Note is a Global Note, then insert -- , or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Notes, shall initially equal $1,000,000,000 in the aggregate, provided, however, that the Company may from time to time or at any time, without the consent of the Holders of the Notes, issue additional notes with terms and conditions identical to those of the Notes, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes) as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture, as supplemented by the First Supplemental Indenture,] on November 19, 2008 and to pay interest thereon from November 19, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, semi-annually on November 19 and May 19 in each year, commencing May 19, 2004 at the rate of 4.50% per annum, until the principal hereof is paid or made available for payment, provided [if the Note is a Registrable Note, then insert -- that if: (i) (A) the Company has not filed the Exchange Offer Registration Statement on or before June 30, 2004, (B) if the Resale Registration Statement is required due to a change in existing Securities and Exchange Commission (the "Commission") interpretations such that the Exchange Notes would not in general by freely transferable if delivered pursuant to the Exchange Offer, the Company has not filed the Resale Registration Statement by June 30, 2004 or, if the change occurs after such date, no later than 20 days after such change, or (C) if the Resale Registration Statement is required solely to cover unsold allotments, the Company has not filed the Resale Registration Statement by June 30, 2004 or, if the request for such filing is made after such date, no later than 20 days after the request is made, or (ii) such Exchange Offer Registration Statement or Resale Registration Statement has not become effective or been declared effective by the Commission within 90 days after the date on which it is first filed with the Commission, (iii) the Exchange Offer has not been completed within 60 days after the initial effective date of the Exchange Offer Registration Statement (if the Exchange Offer is then required to be made) or
(iv) any Exchange Offer Registration Statement or Resale Registration Statement is filed, declared effective but shall thereafter either be withdrawn by the Company, become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement or otherwise cease to be available for resales of any Registrable Notes contemplated thereby (except as specifically permitted pursuant to the Exchange and Registration Rights Agreement) without being succeeded promptly by an additional registration statement filed, declared effective and made available for such purposes, in each case (i) through (iv) (each a "Registration Default") as required by the Exchange and Registration Rights Agreement, then the per annum interest rate borne by this Note shall increase by adding 0.5% thereto, as liquidated damages and not as a penalty, for the period from the first day on which such Registration Default occurs to but not including the first day thereafter on which no Registration Default is continuing, all in accordance with the provisions of the Exchange and Registration Rights Agreement, and in which case the Company shall provide notice to the Trustee of such increase in interest rate, and shall cause the Trustee to provide appropriate notice thereof to the Holder of this Note; and provided, further,] that any amount of interest on this Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by this Note from the date such amount is due to but not including the day it is paid or made available for payment, and such overdue interest shall be paid as provided in
Section 306 of the Original Indenture.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture and First Supplemental Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be November 4 or May 4 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date [if the Note is a Registrable Note, then insert --, provided that any accrued and unpaid interest (including additional interest as a result of any Registration Default, if applicable) on this Note upon the issuance of an Exchange Note in exchange for this Note shall cease to be payable to the Holder hereof and shall be payable instead on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date]. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture or First Supplemental Indenture. Interest on this Note shall be computed on the basis set forth in the Indenture and First Supplemental Indenture.

         Payment of the principal of and interest on this Note will be made at the office of the Trustee or agency of the Company in the Borough of Manhattan, the City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts against surrender of this Note in the case of any payment due at the Maturity of the principal thereof (other than any payment of interest that first becomes payable on a day other than an Interest Payment Date); provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register; provided, further, that all payments of the principal of and interest on this Note, the Permitted Holders of which have given wire transfer instructions to the Trustee, the Company, or its agent at least 10 Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by such Permitted Holders in such instructions. [if the Note is a Global Note, then insert -- Notwithstanding the foregoing, payment of any amount payable in respect of a Global Note will be made in accordance with the Applicable Procedures of the Depositary.]

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture and First Supplemental Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                    TELEFONOS DE MEXICO, S.A. DE C.V.


                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

         (b) Form of Reverse of Note.

         This Note is a duly authorized issue of securities of the Company (herein called the "Notes"), issued under an Indenture, dated as of November 19, 2003 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), as supplemented by a First Supplemental Indenture dated as of November 19, 2003 (herein called the "First Supplemental Indenture"), between the Company and JPMorgan Chase Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, as supplemented by the First Supplemental Indenture, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

         Additional notes on terms and conditions identical to those of this Note may be issued by the Company without the consent of the Holders of the Notes. The amount evidenced by such additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes.

         In the event of redemption of this Note in part only, a new Note of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default with respect to Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture, as supplemented by the First Supplemental Indenture.

         All payments of principal and interest in respect of the Notes shall be made after withholding or deduction for any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Mexico or any authority therein or thereof having power to tax ("Mexican Taxes"). In the event of any withholding or deduction for any Mexican Taxes, the Company shall pay such additional amounts ("Additional Amounts") as will result in receipt by the Holders of Notes on the respective due dates of such amounts as would have been received by them had no such withholding or deduction (including for any Mexican Taxes payable in respect of Additional Amounts) been required, except that no such Additional Amounts shall be payable with respect to any payment on a Note to the extent:

                  (i) that any such taxes, duties, assessments or other governmental charges would not have been imposed but for (A) a connection between the Holder and Mexico other than the holding of such Note and the receipt of payments with respect to such Note or (B) failure by the Holder to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection between Mexico and the Holder, if compliance is required by law, regulation or by an applicable income tax treaty to which Mexico is a party and which is in effect, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and the Company has given the Holders at least 30 days' notice that Holders will be required to provide such information and identification;

                  (ii) of any such taxes, duties, assessments or other governmental charges with respect to a Note presented for payment more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 15-day period;

                  (iii) of estate, inheritance, gift or other similar taxes imposed with respect to a Note;

                  (iv) any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on any series of Notes;

                  (v) any payment on a Note to a Holder who is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Note.

         For purposes of the provisions described in Clause (i) above, the term "Holder" of any Note means the direct nominee of any beneficial owner of such Note, which holds such beneficial owner's interest in such Note. Notwithstanding the foregoing, the limitations on the Company's obligation to pay Additional Amounts set forth in Clause (i) above shall not apply if (a) the provision of information, documentation or other evidence described in such Clause (i) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law (including the United States - Mexico Income Tax Treaty), regulation (including proposed regulations) and administrative practice or (b) Rule

3.25.15 is in effect, unless the provision of the information, documentation or other evidence described in such Clause (i) is expressly required by statute, regulation, rule or administrative practice in order to apply Rule 3.25.15, and the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule 3.25.15. In addition, such Clause (i) shall not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or any other Person register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding.

         At the request of the Trustee, the Company shall provide the Trustee with documentation (which may consist of certified copies of such documentation) satisfactory to the Trustee evidencing the payment of Mexican Taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Notes or the Paying Agent, as applicable, upon written request therefor.

         The Company shall pay all stamp, issue, registration, documentary or other similar duties, if any, which may be imposed by Mexico or any governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing, with respect to the Indenture, the First Supplemental Indenture or the issuance of the Notes.

         All references herein, in the Indenture or in the First Supplemental Indenture, to principal, premium or interest in respect of any Note shall be deemed to include all Additional Amounts, if any, payable in respect of such principal, premium or interest, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

         In the event that Additional Amounts actually paid with respect to the Notes pursuant to the preceding paragraph are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company. However, by making such assignment, the Holder makes no representation or warranty that the Company will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

         All references in the Indenture, the First Supplemental Indenture and the Notes to principal in respect of any Note shall be deemed to mean and include any Redemption Price or Repurchase Price payable in respect of such Note pursuant to any redemption or repurchase right hereunder (and all such references to the Stated Maturity of the principal in respect of any Note shall be deemed to mean and include the Redemption Date with respect to any such Redemption Price and the Repurchase Date with respect to any such Repurchase Price), and all such references to principal, premium, interest or Additional Amounts shall be deemed to mean and include any amount payable in respect hereof pursuant to Section 1010 of the Indenture.

         The Notes are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time:

                  (i) as a whole but not in part, at the election of the Company, at a cash price equal to the sum of (A) the principal amount of the Notes being redeemed, (B) accrued and unpaid current interest thereon to but not including the date fixed for redemption, and (C) any Additional Amounts which would otherwise be payable up to but not including the date fixed for redemption, if, as a result of any amendment to, or change in, the laws (or any laws, rules, or regulations thereunder) of Mexico or any political subdivision or taxing authority thereof or therein affecting taxation or any amendment to or change in an official interpretation, administration or application of such laws, rules, or regulations (including a holding by a court of competent jurisdiction), which amendment or change of such laws, rules, or regulations becomes effective on or after the date of the First Supplemental Indenture, the Company would be obligated, after making reasonable endeavors to avoid such requirement, to pay Additional Amounts in excess of the Additional Amounts that the Company would be obligated to pay if payments made on the Notes were subject to withholding or deduction of Mexican Taxes at the rate of 10 percent; and

                  (ii) in whole or in part, at a Redemption Price equal to the greater of (A) 100% of the principal amount of such Notes and (B) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at, in each case, the Treasury Rate plus 20 basis points, plus, in the case of (A) and (B), accrued interest on the principal amount of such Notes to (but not including) the date of redemption. "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company. "Comparable Treasury Price" means, with respect to any Redemption Date, (x) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (y) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer" means each of Credit Suisse First Boston LLC and J.P. Morgan Securities Inc. or their Affiliates which are primary United States government securities dealers, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in the City of New York (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer. "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 pm

New York time on the third business day preceding such Redemption Date.

         If a Change in Control occurs, the Holder of this Note, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Note (or any portion of the principal amount thereof that is equal to $1,000 or any integral multiple of $1,000 in excess thereof) for cash at a Repurchase Price equal to the sum of (i) the principal amount of this Note being repurchased (ii) accrued and unpaid interest hereon to the Holder Repurchase Date, (iii) any original issue discount applicable to this Note and (iv) any Additional Amounts which would otherwise be payable.

         The Indenture, as supplemented by the First Supplemental Indenture, permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture, as supplemented by the First Supplemental Indenture, at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Notes at the time Outstanding of all series to be affected under the Indenture as supplemented (considered together as one class for this purpose), on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture as supplemented by the First Supplemental Indenture and (ii) permitting the Holders of a majority in principal amount of the Notes at the time Outstanding of any series to be affected under the Indenture as supplemented (with each such series considered separately for this purpose), on behalf of the Holders of all Notes of such series, to waive certain past defaults under the Indenture as supplemented by the First Supplemental Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As provided in and subject to the provisions of the Indenture, as supplemented by the First Supplemental Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture, the First Supplemental Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture or the First Supplemental Indenture and no provision of this Note or of the Indenture or the First Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and the First Supplemental Indenture and subject to certain limitations therein set forth (including, without limitation, the restrictions on transfer under

Sections 202 and 203 of the First Supplemental Indenture) the transfer of this
Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office of the Trustee or agency of the Company in any place where the principal of and any interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any multiple thereof. As provided in the Indenture, as supplemented by the First Supplemental Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or of the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         [If the Note is a Global Note, then insert -- This Note is a Global Note and is subject to the provisions of the Indenture and the First Supplemental Indenture relating to Global Notes, including the limitations in
Section 203 of the First Supplemental Indenture on transfers and exchanges of Global Notes.]

         This Note, the Indenture and the First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture, as supplemented by the First Supplemental Indenture, shall have the meanings assigned to them in the Indenture, as supplemented by the First Supplemental Indenture.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common             UNIF GIFT MIN ACT--______________
                                                                 (Cust)
TEN ENT - as tenants by the entireties     Custodian _____________ under Uniform
                                                        (Minor)
JT TEN - as joint tenants with right       Gifts to Minors Act ________________
         of survivorship and not as                            (State)
         tenants in common


                    Additional abbreviations may also be used
                          though not in the above list.

Section 203.      Transfers and Exchanges

         (a) Restricted Notes. Restricted Notes shall be subject to the restrictions on transfer (the "Transfer Restrictions") provided in the applicable legend(s) (the "Restrictive Legends") required to be set forth on the face of each Restricted Note pursuant to Section 202, unless compliance with the Transfer Restrictions shall be waived by the Company in writing delivered to the Trustee.

         The Transfer Restrictions shall cease and terminate with respect to any particular Restricted Note upon receipt by the Company of evidence satisfactory to it (which may include an opinion of independent counsel experienced in matters of United States federal securities law) that, as of the date of determination, such Restricted Note (a) has been transferred by the Holder thereof pursuant to Rule 144, (b) has been sold pursuant to an effective registration statement under the Securities Act, or (c) has been transferred (i) in a transaction satisfying all the requirements of Rule 903 or 904 (as applicable) of Regulation S or (ii) pursuant to Rule 144A, and receipt by the Trustee of an Officer's Certificate certifying that the Company has received such evidence which may include an opinion of counsel stating that the Transfer Restrictions have ceased and terminated with respect to such Note. All references in the preceding sentence to any regulation, rule or provision thereof shall be deemed also to refer to any successor provisions thereof. In addition, the Company may terminate the Transfer Restrictions with respect to any particular Restricted Note in such other circumstances as it determines are appropriate for this purpose and shall deliver to the Trustee an opinion of counsel, if any, and Officer's Certificate certifying that the Transfer Restrictions have ceased and terminated with respect to such Note.

         At the request of the Holder and upon the surrender of such Restricted Notes to the Trustee or Security Registrar for exchange in accordance with the provisions of this Section 203, any Restricted Note as to which the Transfer Restrictions shall have terminated in accordance with the preceding paragraph shall be exchanged for a new Note of like aggregate principal amount, but without the Restrictive Legends. Any Restricted Note as to which the Restrictive Legends shall have been removed pursuant to this paragraph (and any Note issued upon registration of transfer of, exchange for or in lieu of such Restricted
Note) shall thereupon cease to be a "Restricted Note" for all purposes of this First Supplemental Indenture.

         The Company shall notify the Trustee in writing of the effective date of any registration statement registering any Restricted Notes under the Securities Act and shall ensure that any opinion of counsel received by it in connection with the removal of any Restrictive Legend is also addressed to the Trustee. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and without negligence on its part in accordance with such notice or any opinion of counsel.

         As used in this Section 203(a), the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Notes referred to herein.

         (b)      Transfers Between Global Notes

                  (i) Restricted Global Note to Regulation S Global Note. If the owner of a beneficial interest (an "Owner Transferor") in a Restricted Global Note wishes at any time to transfer such beneficial interest to a Person (an "Owner Transferee") who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 203(b)(i). Upon receipt by the Trustee, as Security Registrar, at the Corporate Trust Office of
         (l) written instructions given in accordance with the Applicable Procedures from the Agent Member, whose account is to be debited (an "Agent Member Transferor") with respect to the Restricted Global Note, directing the Trustee, as Security Registrar, to credit or cause to be credited to a specified account of another Agent Member (an "Agent Member Transferee") (which shall be an account with Euroclear or Clearstream or both) a beneficial interest in a Regulation S Global
         Note in a principal amount equal to the beneficial interest in the Restricted Global Note to be so transferred (the "Restricted Global Transferred Amount"), (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the Agent Member Transferor to be debited by, the Restricted Global Transferred Amount, and (3) a certificate in substantially the form set forth in Annex A given by the Owner Transferor, the Trustee, as Security Registrar, shall instruct the Depositary to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Regulation S Global Note, by the Restricted Global Transferred Amount, and to credit, or cause to be credited to, the account of the Agent Member Transferee a beneficial interest in the Regulation S Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor a beneficial interest in the Restricted Global Note, in each case having a principal amount equal to the Restricted Global Transferred Amount.

                  (ii) Restricted Global Note to Unrestricted Global Note. If an Owner Transferor wishes at any time to transfer a beneficial interest in a Restricted Global Note to an Owner Transferee who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 203(b)(ii). Upon receipt by the Trustee, as Security Registrar, at the Corporate Trust Office of (l) written instructions given in accordance with the Applicable Procedures from the Agent Member Transferor directing the Trustee, as Security Registrar, to credit or cause to be credited to a specified account of an Agent Member Transferee (which may but need not be an account with Euroclear or Clearstream) a beneficial interest in the Unrestricted Global Note in a principal amount equal to the Restricted Global Transferred Amount, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the account of the Agent Member Transferor to be debited for, the Restricted Global Transferred Amount, and (3) a certificate in substantially the form set forth in Annex B given by the Owner Transferor, the Trustee, as Security Registrar, shall instruct the Depositary to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Unrestricted Global Note, by the Restricted Global Transferred Amount, and to credit, or cause to be credited to, the account of the Agent Member Transferee a beneficial interest in the Unrestricted Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor a beneficial interest in the Restricted Global Note, in each case having a principal amount equal to the Restricted Global Transferred Amount.

                  (iii) Regulation S Global Note or Unrestricted Global Note to Restricted Global Note. If an Owner Transferor wishes at any time to transfer a beneficial interest in a Regulation S Global Note or an Unrestricted Global Note to an Owner Transferee who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 203(b)(iii). Upon receipt by the Trustee, as Security Registrar, at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from the Agent Member Transferor, directing the Trustee, as Security Registrar, to credit, or cause to be credited to, a specified account of an Agent Member Transferee a beneficial interest in the Restricted Global Note in a principal amount equal to that of the beneficial interest in the Regulation S Global Note or Unrestricted Global Note to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the
                                      -20-

         Agent Member Transferee to be credited with, and the account of the Agent Member Transferor (which, in the case of beneficial interest in the Regulation S Global Note, must be an account with Euroclear or Clearstream or both) to be debited for, such beneficial interest, and
         (3) with respect to a transfer of a beneficial interest in the Regulation S Global Note (but not the Unrestricted Global Note), a certificate in substantially the form set forth in Annex C given by the Owner Transferor, the Trustee, as Security Registrar, shall instruct the Depositary to reduce the principal amount of the Regulation S Global Note or Unrestricted Global Note, as the case may be, and increase the principal amount of the Restricted Global Note, by the principal amount of the beneficial interest in the Regulation S Global Note or Unrestricted Global Note to be so transferred, and to credit, or cause to be credited to, the account of the Agent Member Transferee such beneficial interest in the Restricted Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor such beneficial interest in the Regulation S Global Note or Unrestricted Global Note, as the case may be.

         (c) In case of any transfer or exchange the procedures and requirements for which are not addressed in detail in this Section 203, such transfer or exchange will be subject to such procedures and requirements as may be reasonably prescribed by the Company and the Trustee from time to time and, in the case of a transfer or exchange invoking a Global Note, the Applicable Procedures.

         (d) Notwithstanding the foregoing, during the period of two years after the Closing Date (as defined in the Purchase Agreement), the Company shall not, and shall not permit any of its Affiliates that are Subsidiaries to, purchase or agree to purchase or otherwise acquire any Restricted Notes, whether as beneficial owner or otherwise (except as agent on behalf of and for the account of customers in the ordinary course of business as a securities broker in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or any such Affiliate shall submit such Restricted Notes to the Trustee for cancellation. The Company further agrees to ask its Affiliates that are not Subsidiaries to agree not to purchase or otherwise acquire any Restricted Notes, whether as beneficial owner or otherwise, except as permitted in the preceding sentence.

Section 204.      Form of Trustee's Certificate of Authentification

         The Trustee's certificate of authentification shall be in substantially the following form:

         This is one of the Notes referred to in the within mentioned Indenture, as supplemented by the First Supplemental Indenture.

Dated:

                                      JPMorgan Chase Bank, as Trustee

                                      By:
                                         ------------------------------------
                                         Authorized Officer


Section 205.      Maintenance of Office or Agency

         With respect to any Notes that are not in the form of a Global Note, the Company will maintain (i) in the Borough of Manhattan, The City of New York and (ii) in Luxembourg, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules and regulations of the

Luxembourg Stock Exchange so require, an office or agency, in each case, in accordance with Section 1002 of the Original Indenture.

Section 206.      Luxembourg Listing

         The Company shall use all reasonable efforts to cause the Notes to be duly authorized for listing on the Luxembourg Stock Exchange or another recognized securities exchange and shall from time to time take such other actions as shall be necessary or advisable to maintain the listing of the Notes thereon.

                                 ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

Section 301.      Separability of Invalid Provisions

         In case any one or more of the provisions contained in this First Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this First Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this First Supplemental Indenture shall be construed as if such provision had never been contained herein.

Section 302.      Execution in Counterparts

         This First Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 303.      Certain Matters

         The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed on their respective behalves, all as of the day and year first written above.

                                      TELEFONOS DE MEXICO, S.A. DE C.V.


                                      By:   /s/ Adolfo Cerezo
                                         ------------------------------------
                                         Name:  Adolfo Cerezo
                                         Title: Chief Financial Officer

                                      By:   /s/ Jose Manuel Camacho
                                         ------------------------------------
                                         Name:  Jose Manuel Camacho
                                         Title: Treasurer

                                      JPMORGAN CHASE BANK, as Trustee

                                      By:   /s/ Karen Ferry
                                         ------------------------------------
                                         Name:  Karen Ferry
                                         Title: Vice President

                                                                         ANNEX A

                          FORM OF TRANSFER CERTIFICATE
                       FOR TRANSFER FROM RESTRICTED GLOBAL
                        NOTE TO REGULATION S GLOBAL NOTE
                      (Transfers pursuant to ss. 203(b)(i)
                         of the Supplemental Indenture)

JPMorgan Chase Bank,
   as Trustee

         Re:      4.50% Senior Notes due 2008 of
                  Telefonos de Mexico, S.A. de C.V. (the "Notes")
                  -----------------------------------------------

         Reference is hereby made to the First Supplemental Indenture, dated as of November 19, 2003 (the "Supplemental Indenture"), among Telefonos de Mexico, S.A. de C.V. and JPMorgan Chase Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

         This letter relates to $______________ principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No. 879403AK9) and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. P9048DDD8), which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Clearstream or both (Common
Code: 018086662; ISIN: USP9048DDD86).

         In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) under the Securities Act or Rule 144, and accordingly the Transferor does hereby further certify that:

                  (i) If the transfer is being effected pursuant to Rule 903 and Rule 904:

                  (1) the offer of the Notes was not made to a person in the United States;

                  (2) either:

                      (A) at the time the buy order was originated, the
                  transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                      (B) the transaction was executed in, on or through the
                  facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in
                      contravention of the requirements of Rule 903(b) or 904(b) of Regulations S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) upon completion of the transaction, the beneficial
                      interest being transferred as described above is to be held with the Depositary through Euroclear or Clearstream or both.

                  (ii) If the transfer is being effected pursuant to Rule 144, the Notes are being transferred in a transaction permitted by Rule 144.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the underwriters or initial purchasers, if any, of the initial offering of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Supplemental Indenture have the meanings set forth in Regulation S or Rule 144.

                                      [Insert Name of Transferor]



                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

Dated:_________________

cc:   Telefonos de Mexico, S.A. de C.V.

                                                                         ANNEX B

                          FORM OF TRANSFER CERTIFICATE
                       FOR TRANSFER FROM RESTRICTED GLOBAL
                        NOTE TO UNRESTRICTED GLOBAL NOTE
                      (Transfers Pursuant to ss. 203(b)(ii)
                         of the Supplemental Indenture)

JPMorgan Chase Bank,
   as Trustee

         Re:      4.50% Senior Notes due 2008 of
                  Telefonos de Mexico, S.A. de C.V. (the "Notes")
                  -----------------------------------------------

         Reference is hereby made to the First Supplemental Indenture, dated as of November 19, 2003 (the "Supplemental Indenture"), among Telefonos de Mexico, S.A. de C.V. and JPMorgan Chase Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

         This letter relates to $____________ principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No. P9048DDD8) and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a person that will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Unrestricted Global Notes (CUSIP No. ____________).

         In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with either (i) Rule 903 or Rule 904 (as applicable) under the Securities Act, or (ii) Rule 144, and accordingly the Transferor does hereby further certify that:

                  (i) If the transfer has been effected pursuant to Rule 903 and Rule 904:

                      (1) the offer of the Notes was not made to a person in the
                  United States;

                      (2) either:

                                (A) at the time the buy order was originated,
                      the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                                (B) the transaction was executed in, on or
                      through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                      (3) no directed selling efforts have been made in
                  contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

                      (4) the transaction is not part of a plan or scheme
                  to evade the registration requirements of the Securities Act.

                  (ii) If the transfer has been effected pursuant to Rule 144, the Notes have been transferred in a transaction permitted by Rule 144.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the underwriters or initial purchasers, if any, of the Notes being transferred. Terms used in this certificate and not otherwise defined in the Supplemental Indenture have the meanings set forth in Regulation S under the Securities Act.


                                      [Insert Name of Transferor]

                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:

Dated:_________________

cc:   Telefonos de Mexico, S.A. de C.V.

                                                                         ANNEX C

                          FORM OF TRANSFER CERTIFICATES
                      FOR TRANSFER FROM REGULATION S GLOBAL
                        NOTE OR UNRESTRICTED GLOBAL NOTE
                            TO RESTRICTED GLOBAL NOTE
                     (Transfers Pursuant to ss. 203(b)(iii)
                         of the Supplemental Indenture)

                            [Transferor Certificate]

JPMorgan Chase Bank,
   as Trustee

         Re:      4.50% Senior Notes due 2008 of
                  Telefonos de Mexico, S.A. de C.V. (the "Notes")
                  -----------------------------------------------

         Reference is hereby made to the First Supplemental Indenture, dated as of November 19, 2003 (the "Supplemental Indenture"), among Telefonos de Mexico, S.A. de C.V. and JPMorgan Chase Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

         This letter relates to $______________ principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No. P9048DDD8) and held with the Depositary through [Euroclear] [Clearstream] (Common Code:
018086662; ISIN: USP9048DDD86) in the name of [INSERT NAME OF TRANSFEROR] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a person that will take delivery thereof (the "Transferee") in the form of an equal principal amount of Notes evidenced by one or more Restricted Global Notes (CUSIP No. 879403AK9).

         In connection with such request and in respect of such Notes, the Transferor does hereby certify that:

         (1) Such transfer is being effected in accordance with all applicable securities laws of any state of the United States or any other jurisdiction;

         (2) the Notes are being transferred in accordance with Rule 144A to a transferee whom the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A and is purchasing the Notes for its own account or any account with respect to which the transferee exercises sole investment discretion, in each case in a transaction meeting the requirements of Rule 144A; and

         (3) it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the underwriters and initial purchasers, if any, of the Notes being transferred.


                                      [Insert Name of Transferor]



                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:

Dated:_________________

cc:   Telefonos de Mexico, S.A. de C.V.


                                      C-29